Exhibit 5.3
Machado, Meyer, Sendacz e Opice
A D V O G A D O S
Rua da Consolação, 247, 4 º andar
01301-903 São Paulo, SP, Brasil
Tel. 55 11 3150-7000 · Fax 55 11 3150-7071
mmso@mmso.com.br
www.machadomeyer.com.br
BRASÍLIA · RIO DE JANEIRO · SALVADOR · PORTO ALEGRE · NOVA IORQUE · FORTALEZA
São Paulo, August 31, 2007
To
TAM S.A.
Avenida Jurandir, 856, Lote 4, 3º andar
São Paulo, SP
CEP 04072-000
TAM Linhas Aéreas S.A.
Avenida Jurandir, 856, Lote 4, 2º andar
São Paulo, SP
CEP 04072-000
TAM Capital Inc.
c/o Ogier Fiduciary Services (Cayman) Limited
Queensgate House, South Church Street
PO Box 1234, Grand Cayman KY1-1108
Cayman Islands

Re.:	TAM Capital Inc. Registration Statement on Form F-4
Dear Sirs,
     We have acted as special Brazilian counsel to TAM S.A., TAM Linhas Aéreas S.A. (the “Guarantors”) and TAM Capital Inc., in connection with the preparation of the above-captioned Registration Statement, as amended (the “Registration Statement”), and the forms of agreements filed as Exhibits thereto (the “Agreements”), pursuant to which TAM Capital Inc. (the “Issuer”) proposes to exchange (the “Exchange Offer”) up to US$300,000,000.00 aggregate principal amount of its 7.375% Senior Guaranteed Securities due 2017, which are unconditionally guaranteed as to payment of principal and interest by the Guarantors (the “Exchange Notes”), for any and all of its 7.375% Senior Guaranteed Securities due 2017 (the “Unregistered Notes”), that were issued on April 25, 2007.

Machado, Meyer, Sendacz e Opice	A D V O G A D O S

     It is our opinion that, under and with respect to the applicable laws of Brazil, (i) the Guarantees related to the Exchange Notes have been duly authorized and, when the Exchange Notes are executed and delivered by the Company and countersigned by The Bank of New York, as Trustee, pursuant to the Indenture dated as of April 25, 2007, as modified, amended or supplemented from time to time, and delivered to and exchanged for the Unregistered Notes by the holders as contemplated by the Registration Statement, the Exchange Notes will constitute valid and legally binding direct, general and unconditional obligations of the Guarantors and TAM Capital Inc., enforceable in accordance with their terms, and (ii) the statements in the Registration Statement under the caption “Enforceability of Civil Liabilities – Brazil”, to the extent that they constitute summaries of matters of Brazilian law, fairly summarize the matters described therein in all material respects.
     We hereby consent to the filing of this opinion with the Registration Statement and to the reference to ourselves under the caption “Legal Matters” in the Registration Statement.

Very truly yours, /s/ Machado, Meyer, Sendacz e Opice

Machado, Meyer, Sendacz e Opice	A D V O G A D O S

A d v o g a d o s